Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-250098 on Form S-3 and Registration Statements Nos. 333-228687 and 333-240334 on Form S-8 of our reports dated February 15, 2022, relating to the financial statements of Resideo Technologies, Inc. and the effectiveness of Resideo Technologies, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

February 15, 2022